UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PRUSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 7, 2014

INTERPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

1-35267	75-1549797

(Commission File Number)	(IRS Employer Identification No.)

4240 International Parkway, Suite 105, Carrollton, Texas	75007

(Address of Principal Executive Offices)	(Zip Code)

(214) 654-5000 (Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2014, James W. Gragg announced his retirement as Vice President of Operations and Fulfillment of Interphase Corporation (the “Company” or “Interphase”). Mr. Gragg will continue to work in an advisory capacity through July 31, 2014. There was no disagreement or dispute between Mr. Gragg and the Company which led to his decision to retire. Mr. Gragg has been employed by the Company since 1998 and has served in his current position since November 2004. The Company and its Board of Directors express tremendous appreciation for his many contributions during his 16 years of valued service.

On July 7, 2014, the Company and Scott Chang entered into an employment, confidentiality and non-competition agreement for the position of Vice President of Operations and Fulfillment. Prior to joining Interphase, Mr. Chang, who is 44 years old, was with Sanmina from 2002 to 2014. While at Sanmina, he served as Director of Operations, Director of Engineering, and Engineering Manager. Prior to Sanmina, Mr. Chang served as Engineering Team Lead for Alcatel Optronics from 1999-2002 and Optical Process Engineer for Alcatel Network Systems from 1998-1999. Mr. Chang holds a bachelor’s degree in mechanical engineering from the University of Texas at San Antonio.

Under his employment agreement, Mr. Chang is entitled to an annual base salary of $165,000 and is eligible to receive an annual bonus based upon his annual bonus target established by the compensation committee of the Board of Directors. The first year bonus will be pro-rated and guaranteed. In addition, in accordance with his employment agreement, Mr. Chang received 20,000 stock options under the Company’s long term incentive plan. 5,000 stock options will vest over a three year period and 15,000 stock options are subject to certain performance conditions related to the Company’s revenues for the years ended December 31, 2014, 2015, and 2016, the achievement of which would result in vesting of up to 2,500 options in March 2015 and up to 6,250 options per year in March 2016 and 2017.

Mr. Chang’s employment agreement permits the Company to terminate him without further compensation for “cause,” as defined in the employment agreement, which includes death and disability. If the Company terminates Mr. Chang without cause or for non-renewal, Mr. Chang will receive the balance of base salary due under his agreement for the balance of its term and severance pay equal to three months of base salary if the termination occurs during the first year of employment or six months of base salary if the termination occurs any time after the first anniversary of employment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 – Employment, Confidentiality, and Non-Competition Agreement with Mr. Chang.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

Date : July 9, 2014	By:	/s/ Thomas N. Tipton Jr.
	Title:	Chief Financial Officer, Secretary Vice President of Finance
and Treasurer

EXHIBIT INDEX

Exhibit 10.1     Employment, Confidentiality, and Non-Competition Agreement with Mr. Chang (filed herewith)